July 10, 1996



Mr. Frank S. Rathgeber
c/o Science Management Corporation
721 Route 202-206
Bridgewater, New Jersey  08807

Dear Frank:

This will  confirm  our  agreement  with  respect to your  responsibilities  and personal remuneration as Executive Vice President of Science Management Corporation and Chairman, SMC Management Services Group, Inc. and is effective for the three year period beginning as of the effective date of the Corporation's approved Plan of Reorganization, renewable with the agreement of both parties.

Base Salary
-----------
Effective as of the effective date of the Plan or Reorganization, you will be paid an annual base salary of not less than $124,875.

Incentive Compensation
----------------------
You will be eligible to receive a bonus at the discretion of the Chairman, President & Chief Executive Officer, subject to the approval of the Board of Directors.

No Guarantee of Results to Clients
----------------------------------
Because specific results of professional services, such as those rendered to clients of the Company cannot be guaranteed, the Company has long established a policy that no guarantee or inference of such guarantee be made at any time orally or in writing to the client. In any case where such oral or written guarantee is made or implied, the Corporation reserves the right to cancel such engagement without obligation to pay incentive remuneration on such rejected or canceled order or part thereof. Any such guarantee, in writing or orally offered by you, will be cause for immediate termination.

Mr. Frank S. Rathgeber
July 10, 1996
Page 2



Car Allowance
-------------
You will receive an automobile allowance of $400 per month.

Expenses
--------
All business expenses must be fully documented with appropriate receipts and submitted to me for approval prior to reimbursement in accordance with standard Company practices.

Resignation
-----------
In the event of your resignation, no incentive compensation will be payable to you during the year in which the resignation occurs.

Term of Agreement
-----------------
During the three year period, your employment may be terminated at any time by the Company for cause.

Non-Compete
-----------
You agree that for a period of one year after the termination of your employment with the Company, you will not, either directly or indirectly, have ownership or control of, be employed by or receive or accrue any remuneration from any business which during such year performs or contracts to perform services of the type then performed by the Company during the year preceding the date on which your employment with the Company was terminated.

You also agree that you will not at any time, either directly or indirectly, disclose to or utilize on behalf of yourself or any other individual or entity any trade secrets or confidential information of the Company and its subsidiaries, including without limitation, client names and information, financial information, marketing plans or strategies, projections, discoveries, ideas, designs, research and development materials, processes, procedures, or skill.

Mr. Frank S. Rathgeber
July 10, 1996
Page 3

Upon expiration of your employment with the Company, you will return to the Company any and all documentation containing or pertaining to trade secrets or confidential information of the Company. Nothing contained in this letter shall have any effect upon the restrictions contained in your Employment Agreement with SMC, dated November 14, 1984 that is attached hereto. Notwithstanding any provisions of said "Employment Agreement" to the contrary, you shall not, for a period of two years after termination of your employment with the Corporation, solicit any clients or customers of the Corporation or its subsidiaries or divisions.

Applicable Law
--------------
This letter agreement shall be governed by and construed under the laws of the State of New Jersey.

Please sign and return one copy of this letter agreement.

Sincerely,




James A. Skidmore, Jr.
Chairman, President and
Chief Executive Officer

Attachment